Exhibit 5.1

June 18, 2020

Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as counsel to Gevo, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (File No. 333-238548) (the “Registration Statement”). The Registration Statement relates to the proposed issuance and sale by the Company of an aggregate of (i) up to $15,000,000 of: (a) Series 1 Units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.01 per share (“Shares”), and one Series 2020-A Warrant to purchase one Share (the “Common Stock Warrants”) and (b) Series 2 Units (the “Pre-Funded Units”), each consisting of one Pre-Funded Series 2020-B Warrant to purchase one Share (the “Pre-Funded Warrants” and together with the Common Stock Warrants, the “Warrants”) and one Common Stock Warrant, and (ii) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”). The Units, the Pre-Funded Units, the Warrants, the Warrant Shares, and the Shares underlying the Units are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to the form of Securities Purchase Agreement filed as an exhibit to the Registration Statement (the “Securities Purchase Agreement”).

We have examined the Registration Statement, the Warrants, the Securities Purchase Agreement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, it is our opinion that:

1. The Shares underlying the Units have been duly authorized by all necessary corporate action of the Company and, upon (i) the due execution by the Company and registration by its registrar of such Shares, (ii) the offering and sale of such Shares in accordance with the Securities Purchase Agreement and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Securities Purchase Agreement, the Shares underlying the Units will be validly issued, fully paid and non-assessable.

2. Upon (i) the offering and sale of the Warrants in accordance with the Securities Purchase Agreement, (ii) the Warrants having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Warrants in accordance with the terms of the Securities Purchase Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) the due execution by the Company and registration by its registrar of the Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

4. Upon (i) the offering and sale of the Securities underlying the Units and the Pre-Funded Units in accordance with the Securities Purchase Agreement, (ii) the Securities underlying the Units and the Pre-Funded Units having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Units and the Pre-Funded Units in accordance with the terms of the Securities Purchase Agreement, the Units and the Pre-Funded Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the headings “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP